Exhibit 99.1

SOC Telemed Reports Strong First Quarter 2021 Results

New Bookings of $8.5 million for the combined business ahead of plan

Revenue in-line with plan despite challenging environment

Reiterates 2021 Guidance

Reston, VA – May 13, 2021 – SOC Telemed (Nasdaq: TLMD), the largest national provider of acute care telemedicine, today announced its results for the first quarter ending March 31, 2021.

“Our first quarter results reflect a strong start to 2021,” said John Kalix, CEO of SOC Telemed. “We are pleased with both our combined business bookings and revenue results. As hospitals are still in the initial phase of recovery from the COVID-19 pandemic, we’re encouraged with the early signs and believe that we are incredibly well positioned as the leader in addressing the challenges of acute care delivery. We believe our solutions will enable our partners to provide quality care to their most acute patients.”

While telehealth volume nationally was down 16% in February as compared to January 2021, according to a FAIR Health report, SOC Telemed’s patient consult volume was up in Q1 2021 vs Q4 2020. Sequentially, Q1 saw an increased demand for care in acute services, particularly psychiatry, distinguishing the acute care telemedicine space from other areas of the telemedicine market, including direct to consumer.

Mr. Kalix continued, “With the increased scale and expanded service line offerings from our recent acquisition of Access Physicians, coupled with our secure, award-winning Telemed IQ platform, we believe we are well-positioned to strategically address the market need for a single partner for acute care solutions. The acquisition was a critical evolution by the organization. We believe our ability to address network integrity in keeping care within a hospital’s network, coupled with growing acceptance of the quality of care that can be provided via telemedicine, are proving to be meaningful tailwinds for SOC.”

In March, SOC achieved reaccreditation by the Joint Commission through their Gold Seal of Approval, a symbol of quality that reflects a healthcare organization’s commitment to providing safe and quality patient care. Additionally, earlier this week, SOC Telemed’s secure Telemed IQ platform was awarded the 2021 MedTech Breakthrough Award for “Best Overall TeleMedicine Platform”, highlighting that “SOC Telemed represents excellence in the field.”

Mr. Kalix closed, “We remain focused on quality and innovation. The Joint Commission’s Gold Seal of Approval and the 2021 MedTech Breakthrough Award both serve as a testament to that commitment.”

First Quarter Highlights

Financial performance for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. Reported and GAAP results include 5 days of contribution from Access Physicians.

●	New Annual Recurring Revenue bookings of $8.5 million.

●	Reported revenue was $14.8 million, consistent with $14.8 million for 2020 when the pandemic had just begun, and the 2021 period includes $364,000 contribution from Access Physicians.

o	Pro forma revenue, assuming the acquisition happened at the beginning of the year, was $22.8 million for the combined business

●	GAAP gross profit was $5.1 million compared to $4.1 million and adjusted gross profit (non-GAAP) was $6.3 million compared to $5.0 million.

●	GAAP gross margin was 34% compared to 28% and adjusted gross margin (non-GAAP) was 42% compared to 34%.

●	Net loss of $(12.6) million compared to a loss of $(7.2) million, primarily due to an increase in stock based compensation expense and integration, acquisition, and transaction costs associated with our acquisition of Access Physicians.

●	Adjusted EBITDA was a loss of $(4.6) million compared to a loss of ($2.7) million driven by investment in our go-to-market function and the cost of being a public company.

●	Total cash and cash equivalents were $32.5 million as of March 31, 2021.

2021 Outlook

For the full year 2021, SOC Telemed is reiterating the following guidance on a pro forma basis for the combined company inclusive of contribution from the acquisition of Access Physicians:

●	GAAP or reported revenue is expected to be in the range of $97-$103 million. Pro forma combined revenue, assuming the acquisition had closed at the beginning of 2021, is expected to be in the range of $107-$113 million, approximately 30-35% of which is expected to be contributed by Access Physicians.

●	Adjusted Gross Margin is expected to be in the range of 42% and 45%.

●	Adjusted EBITDA is expected to be in the range of $(15) million to $(19) million.

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

SOC Telemed has not reconciled its expectations as to Adjusted Gross Margin and Adjusted EBITDA to the most comparable GAAP measures because certain items are out of its control or cannot be reasonably calculated or predicted at this time without unreasonable efforts. Accordingly, a reconciliation for forward-looking Adjusted Gross Margin and Adjusted EBITDA is not available without unreasonable effort.

Conference Call Details

The first quarter 2021 earnings conference call and webcast will be held, May 13, 2021 at 5:00 p.m. ET. The conference call can be accessed by dialing (877) 870-4263 for U.S. participants, or (412) 317-6011 for international participants, and referencing the “SOC Telemed call”; or via a live audio webcast available on the Investor Relations section of the Company website at investors.soctelemed.com. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About SOC Telemed

SOC Telemed (SOC) is the leading national provider of acute telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations since 2004. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC's technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry, teleCritical Care, telePulmonology, teleCardiology, teleInfectious Disease, teleNephrology, teleMaternal-Fetal Medicine and other service lines, enabling healthcare organizations to build sustainable telemedicine programs across clinical specialties. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission's Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “2021 Outlook,” including expectations relating to bookings and revenue; statements regarding relationships with customers and business momentum; statements regarding the expected benefits of the acquisition of Access Physicians (including anticipated synergies, projected financial information and future opportunities); and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on SOC Telemed’s business and industry; the effects of competition on the future business of SOC Telemed; uncertainty regarding the demand for and market utilization of its solution; returns on investments in its business; the ability to maintain customer relationships; difficulties maintaining and expanding its network of qualified physicians and other provider specialists; disruptions in SOC Telemed’s relationships with affiliated professional entities or third party suppliers or service providers; general business and economic conditions; the ability of SOC Telemed to successfully execute strategic plans; the timing and market acceptance of new solutions or success of new enhancements, features modifications to existing solutions and the degree to which they gain acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors section of SOC Telemed’s most recent annual report on Form 10-K. Additional information will be made available in SOC Telemed’s quarterly report on Form 10-Q for the three months ended March 31, 2021, and other filings and reports that SOC Telemed may file from time to time with the SEC. SOC Telemed assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information

We believe that, in addition to our financial results determined in accordance with GAAP, adjusted gross profit (non-GAAP), adjusted gross margin (non-GAAP), and adjusted EBITDA, all of which are non-GAAP financial measures, are useful in evaluating our business, results of operations, and financial condition. However, our use of the terms adjusted gross profit, adjusted gross margin and adjusted EBITDA may vary from that of others in our industry. Adjusted gross profit, adjusted gross margin and adjusted EBITDA should not be considered as an alternative to gross profit, net loss, net loss per share or any other performance measures derived in accordance with GAAP as measures of performance. Adjusted gross profit, adjusted gross margin and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	adjusted EBITDA does not reflect the significant interest expense on our debt;

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin and adjusted EBITDA do not reflect any expenditures for such replacements; and

●	other companies in our industry may calculate these financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include gross profit, net loss, net loss per share and other performance measures. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results.

Our non-GAAP financial measures are described as follows:

Adjusted gross profit and adjusted gross margin. Adjusted gross profit is defined as revenues less cost of revenues plus depreciation and amortization plus equipment leasing costs. Adjusted gross margin is adjusted gross profit divided by revenues.

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, gain on contingent shares issuance liabilities, loss on puttable option liabilities, and integration, acquisition, transaction and executive severance costs.

Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release and which can be found on SOC Telemed’s investor relations page of its website at: investors.soctelemed.com.

  SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts) (Unaudited)

ASSETS	March 31, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents (from variable interest entities $5,408 and $1,942, respectively)	$32,532	$38,754
Accounts receivable, net of allowance for doubtful accounts of $454 and $447 (from variable interest entities, net of allowance $12,159 and $8,192, respectively)	13,329	8,721
Inventory	1,409	-
Prepaid expenses and other current assets (from variable interest entities $22 and $0, respectively)	3,089	1,609
Total current assets	50,359	49,084

Property and equipment, net	3,998	4,092
Capitalized software costs, net	9,950	8,935
Intangible assets, net	47,327	5,988
Goodwill	158,451	16,281
Deposits and other assets	1,919	559
Total assets	$272,004	$84,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (from variable interest entities $2,336 and $692, respectively)	$5,266	$2,809
Accrued expenses (from variable interest entities $2,537 and $1,349, respectively)	12,650	8,293
Deferred revenues	504	610
Stock-based compensation liabilities	-	4,228
Total current liabilities	18,420	15,940

Deferred revenues	915	923
Contingent consideration	3,265	-
Long term debt, net of unamortized discount and debt issuance costs	83,003	-
Related-party – Unsecured subordinated promissory note, net of unamortized discount and debt issuance costs	11,499	-
Contingent shares issuance liabilities	8,998	12,450
Other long-term liabilities (from variable interest entities $157 and $157, respectively)	575	560
Total liabilities	$126,675	$29,873
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 500,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 88,651,767 and 74,898,380 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	9	8
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	-	-
Additional paid-in capital	394,134	291,277
Accumulated deficit	(248,814)	(236,219)
Total stockholders’ equity (deficit)	145,329	55,066
Total liabilities, contingently redeemable preferred stock and stockholders’ equity	$272,004	$84,939

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts) (Unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020
Revenues	$14,821	$14,807
Cost of revenues	9,767	10,713

Operating expenses
Selling, general and administrative	21,261	8,521
Total operating expenses	21,261	8,521
Loss from operations	(16,207)	(4,427)

Other income (expense)
Gain on contingent shares issuance liabilities	3,452	-
(Loss) on puttable option liabilities	-	(9)
Interest expense	(149)	(2,780)
Interest expense – Related party	(25)	-
Total other income (expense)	3,278	(2,789)
Loss before income taxes	(12,929)	(7,216)

Income tax expense (benefit)	(334)	1
Net loss and comprehensive loss	$(12,595)	$(7,217)
Accretion of contingently redeemable preferred stock	-	(1,495)
Net loss attributable to common stockholders	$(12,595)	$(8,712)

Net loss per share attributable to common stockholders
Basic	$(0.17)	$(0.25)
Diluted	$(0.17)	$(0.25)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	75,815,273	34,345,197
Diluted	75,815,273	34,345,197

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	For the Three Months Ended,
Cash flows from operating activities:	March 31, 2021	March 31, 2020
Net loss	$(12,595)	$(7,217)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,661	1,299
Stock-based compensation	5,858	99
Loss on warranty liability	-	9
(Gain) on contingent shares issuance liabilities	(3,452)	-
Bad debt expense	22	-
Paid-in kind interest on senior debt	20	760
Amortization of debt issuance costs and accretion of original issuance discount	28	353
Income tax benefit	(343)	-
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	972	660
Prepaid expense and other current assets	(844)	136
Inventory	(27)	-
Deposits and other assets	(1,075)	-
Accounts payable	77	(742)
Accrued expenses and other liabilities	1,922	709
Deferred revenues	(114)	(12)
Net cash used in operating activities	(7,890)	(3,946)

Cash flows from investing activities:
Capitalization of software development costs	(1,048)	(1,058)
Purchase of property and equipment	(525)	(930)
Acquisition of business, net of cash	(91,478)	-
Net cash used in investing activities	(93,051)	(1,988)

Cash flows from financing activities:
Principal payments under capital lease obligations	-	(26)
Issuance of contingently redeemable preferred stock	-	7,294
Proceeds from long term debt, net of discount	83,219	-
Proceeds from Related-part – Unsecured subordinated promissory note, net of unamortized discount	11,500	-
Net cash provided by financing activities	94,719	7,268
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,222)	1,334
Cash and cash equivalents at beginning of the period	38,754	4,541
Cash and cash equivalents at end of the period	$32,532	$5,875

SOC Telemed, Inc. and Subsidiaries and Affiliates

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020	Change $	Change %

Revenues	$14,821	$14,807	$14	-%
Cost of revenues	9,767	10,713	(946)	(9)%
Gross profit	5,054	4,094	960	23%
Add:
Depreciation and amortization (a)	1,222	892	330	37%
Equipment leasing costs (b)	4	24	(20)	(83)%
Adjusted gross profit	$6,280	$5,010	1,270	25%
Adjusted gross margin (as a percentage revenues)	42%	34%

	Three Months Ended
	March 31, 2021	March 31, 2020	Change $	Change %

Net loss	$(12,595)	$(7,217)	$(5,378)	(75)%
Add:
Interest expense (c)	174	2,780	(2,606)	(94)%
Income tax expense (benefit) (d)	(334)	1	(335)	*
Depreciation and amortization (a)	1,661	1,290	371	29%
Stock-based compensation (e)	5,858	99	5,759	*
Gain on contingent share issuance liabilities (f)	(3,452)	-	(3,452)	*
Loss on puttable option liabilities (g)	-	9	(9)	*
Integration, acquisition, transaction, and executive severance costs (h)	4,137	373	3,764	*
Adjusted EBITDA	$(4,551)	$(2,665)	$(1,886)	(71)%

*	Percentage not meaningful

	For the Three Months Ended
	March 31, 2021	March 31, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses (1)	$21,261	$8,521	$12,740	150%

Sales and marketing	2,590	1,539	1,051	68%
Research and development	528	286	242	85%
Operations	2,514	2,094	420	20%
General and administrative	15,629	4,602	11,027	240%
	$21,261	$8,521	$12,740	150%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	For the Three Months Ended March 31, 2021			For the Three Months Ended March 31, 2020
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$270	$—	$—	$6	$—	$—
Research and development	94	—	—	8	—	—
Operations	131	—	—	13	—	—
General and administrative	5,363	394	4,137	72	398	373
	$5,858	$394	$4,137	$99	$398	$373

	For the Three Months Ended
	March 31, 2021	March 31, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses excluding stock-based compensation, depreciation and amortization and integration costs	$10,872	$7,651	$3,221	42%

Sales and marketing	2,320	1,533	787	51%
Research and development	434	278	156	56%
Operations	2,383	2,081	302	15%
General and administrative	5,735	3,759	1,976	53%
	$10,872	$7,651	$3,221	42%

Explanation of Non-GAAP Adjustments

(a) Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of capitalized software development costs and amortization of acquisition-related intangible assets, such as customer relationships, non-compete agreements, and trade names acquired in connection with business combinations. While depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced or updated in the future, and these measures do not reflect any cash requirements for these replacements or updates. Additionally, we incur amortization of acquisition-related intangible assets based on the portion of the purchase price allocated to intangible assets and the estimated useful lives of such assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset and we do not believe these charges are reflective of our operating results in the period incurred. We eliminate these non-cash charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(b) Equipment leasing costs consist of the cost of procuring telemedicine equipment through lease financing. We ceased this practice in the second quarter of 2017. We eliminate these charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(c) Interest expense consists primarily of interest incurred on our outstanding indebtedness and non-cash interest related to the amortization of debt discount and issuance costs associated with our term loan agreement. We eliminate these cash and non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA. Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items, such as interest benefit and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation, and other charges and income. We believe adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(d) We incur income tax expenses or benefits that are related to prior periods. We eliminate these expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA.

(e) Stock-based compensation expense consists of expenses for stock options and other stock based awards. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our operating and financial performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, we eliminate stock-based compensation expense from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(f) Gain on contingent share issuance liabilities consists of the change in fair value of 1,875,000 shares of our common stock held by HCMC’s sponsor and subsequently distributed to permitted transferees and were modified and became subject to forfeiture in connects with the closing of our Merger Transaction, and 350,000 private placement warrants granted to HCMC’s sponsor subsequently distributed to its permitted transferees as part of the Merger Transaction. The contingent shares issuance liabilities are revalued at their fair value every reporting period.

(g) Loss on puttable option liabilities consists of changes in the fair value of puttable option liabilities. We eliminate these non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(h) Integration, acquisition, transaction and executive severance costs represent the transaction and business integration costs related to our business combination with Healthcare Merger Corp. in Q4 2020 and our acquisition of Access Physicians in Q1 2021. These cost include incremental expenses incurred to affect business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees, as well as other related incremental executive severance costs. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide useful information about our spending trends to facilitate an understanding of our operating and financial performance from period-to-period.